CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated March 31, 2006, on the financial statements of Northeast Community Bank (the “Bank”) as of December 31, 2005 and 2004, and for the years then ended, in the Amendment No. 1 to the Registration Statement No. 333-132543 on Form S-1 filed by Northeast Community Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission, in the Amended Holding Company Application on Form H-(e)1-S filed by the Company with the Office of Thrift Supervision, and in the Amended Notice of Mutual Holding Company Reorganization on Form MHC-1 and Amended Application for Approval of Minority Stock Issuance on Form MHC-2 filed by the Bank, all relating to the mutual holding company reorganization of the Bank. We further consent to the reference to our firm in the aforementioned filings under the headings “Material Income Tax Consequences”, “Legal and Tax Opinions” and “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Pine Brook, New Jersey

April 26, 2006